[LETTERHEAD OF JOHN KILLION, PC]



                                 Exhibit 23.02


Consent of
JOHN KILLION, P.C.
Certified Public Accountant

     We consent to the incorporation by reference of our audit report dated January 30, 1997, filed as an exhibit to Arguss Holdings, Inc. (the "Company") Form 8-K dated March 5, 1997 in the Company's Annual Report on Form 10-K for the year ending December 31, 1998.



/s/ John J. Killion, Jr.
------------------------------
    John J. Killion, Jr.
    Concord, New Hampshire

    March 12, 1999